                                EXHIBIT INDEX

4.4 Form of Variable Account Administrative Charge Decrease Endorsement (form 37313)

8.8 Copy of Fund Participation Agreement dated September 1, 2006 by and among Premier VIT, American Enterprise Life Insurance Company and Allianz Global Investors Distributors, LLC

9.       Opinion of Counsel and Consent

10. Consent of Independent Registered Public Accounting Firm for RiverSource(SM) Personal Portfolio Plus 2 Variable Annuity / RiverSource(SM) Personal Portfolio Plus Variable Annuity / RiverSource(SM) Personal Portfolio Variable Annuity

13.1     Power of Attorney for RiverSource Life Insurance Company, dated Jan.
         2, 2007.